INDEX OF EXHIBITS

EXHIBIT A:	FINANCIAL DATA SCHEDULES
EXHIBIT B:	REPORT OF INDEPENDENT CERTIFIED PUBLIC
  		ACCOUNTANTS ON INTERNAL CONTROL STRUCTURE